Exhibit 10.4

(Resolution Amending Non-Employee Trustee Compensation Policy)
     WHEREAS, in connection with its initial public offering, Republic Property Trust (“Trust”) previously adopted the Non-Employee Trustee Compensation Policy (the “Policy”) establishing the fees to be paid to trustees for their service on the Trust’s Board of Trustees (“Board”); and
     WHEREAS, the Board desires to amend and restate Section 3 of the Policy, effective January 1, 2006.
     NOW THEREFORE, BE IT RESOLVED, that Section 3 of the Policy is hereby amended and restated as follows:
“3. Meeting Fees. Each Trustee shall be entitled to a fee of $1000 for each Board meeting, Board committee meeting or executive session of non-employee Trustees attended, commencing on January 1, 2006. The Trustees will not be paid for convening an executive session of non-employee Trustees if such executive session occurs on the same day as a Board or Board committee meeting.”
     FURTHER, RESOLVED, that appropriate officers of the Trust shall be and are hereby authorized to take any and all actions necessary to effectuate the foregoing resolution.